                                                                   Exhibit 21.1
                         BORLAND SOFTWARE CORPORATION

                                 SUBSIDIARIES*

                                                              Jurisdiction of
  Name                                                         Incorporation
  ----                                                        ---------------
  ADVANCED TRAINING CENTER, LTDA.............................     Brazil
  BORLAND (FRANCE)...........................................     France
  BORLAND (H.K.) LIMITED.....................................    Hong Kong
  BORLAND (HOLDING) UK LIMITED............................... United Kingdom
  BORLAND (JAPAN) CO., LTD...................................      Japan
  BORLAND (SINGAPORE) PTE., LTD..............................    Singapore
  BORLAND (UK) LIMITED....................................... United Kingdom
  BORLAND AUSTRALIA PTY LTD..................................    Australia
  BORLAND B.V................................................ The Netherlands
  BORLAND CANADA, INC........................................     Canada
  BORLAND GMBH...............................................     Germany
  BORLAND KOREA LTD..........................................      Korea
  BORLAND LATIN AMERICA LTDA.................................     Brazil
  BORLAND NEW ZEALAND LIMITED................................   New Zealand
  BORLAND SOFTWARE (BEIJING) CO., LTD........................      China
  BORLAND SOFTWARE INDIA PRIVATE LIMITED.....................      India
  BORLAND TECHNOLOGY CORPORATION.............................    Delaware
  BORLAND TECHNOLOGY CORPORATION.............................     Ireland
  BORLAND TECHNOLOGY CORPORATION.............................     Russia
  INPRISE SOLUTIONS GMBH.....................................     Germany

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* Excludes subsidiaries that do not fall under definition of "Significant
  Subsidiary" as defined under Rule 1-02(w) of Regulation S-X